Exhibit 10.8

Eastside Distilling, Inc.

2321 NE Argyle Street, Unit D

Portland, Oregon 97211

November __, 2024

_______________

_______________

_______________

Re: Eastside Distilling, Inc.

Ladies and Gentlemen:

This letter agreement documents our understanding regarding your investments in Eastside Distilling, Inc. (the “Company”) through that certain Securities Purchase Agreement by and between you and the Company (the “SPA”).

Reference is made to your or an affiliated entity’s ownership of shares of the Company’s Series F Convertible Preferred Stock (the “Series F”). Reference is also made to that certain SPA, under which each of you agreed to invest in the Company by acquiring a Senior Secured Note in exchange for a loan.

In consideration of ______’s payment to the Company of $____, and _____’s payment to the Company of $____, for a total of $____ (the “Investment Amount”), we agree that you or an affiliated entity can exchange a number of shares of Series F which have the stated value equal to the Investment Amount for a promissory note with the principal equal to the Investment Amount, a form of which is attached hereto as Exhibit A.

Please execute and return this letter to the Company via email to _____ Attention: Geoffrey Gwin, CEO, with a copy to _____.

Sincerely yours,

Geoffrey Gwin, Chief Executive Officer

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I hereby agree to and acknowledge the foregoing:

By:
Title:

Date: November __, 2024

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